UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report: March 7, 2013
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020 New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

E*TRADE Financial Corporation (the “Company”) announced that its Board of Directors (“Board”) intends to appoint Rodger A. Lawson as non-executive Chairman to replace Frank J. Petrilli immediately following the 2013 Annual Meeting of Stockholders, subject to the stockholders’ re-election of Mr. Lawson at the Annual Meeting scheduled for May 9, 2013.  The announcement follows Mr. Petrilli’s notification to the Board on March 7, 2013 that he does not wish to stand for re-election.  Mr. Petrilli will remain a director and Chairman of the Board until the Annual Meeting of Stockholders when his term ends.

Ronald D. Fisher also notified the Board on March 7, 2013 that he does not wish to stand for re-election.  Mr. Fisher will remain on the Board until the Annual Meeting of Stockholders when his term ends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated:	March 8, 2013	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary